Exhibit 23.4
NETHERLAND, SEWELL & ASSOCIATES, INC.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We consent to the incorporation by reference in this Registration Statement of The Williams Companies, Inc. on Form S-4 of the reference to us appearing on page 15 in the Annual Report on Form 10-K of The Williams Companies, Inc. for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ C.H. (Scott) Rees III

Name: C.H. (Scott) Rees III
Title: President and Chief Executive Officer
Dallas, Texas
November 15, 2005